Exhibit 99.1

Netlist Reports Second Quarter 2026 Results

IRVINE, CALIFORNIA, July 30, 2026 - Netlist, Inc. (OTCQB: NLST) today reported financial results for the second quarter ended June 27, 2026.

Highlights:

•	Net sales for the second quarter of 2026 were $109.8 million, an increase of 163% compared to the second quarter of 2025. Net sales for six months ended June 27, 2026 were $214.7 million, an increase of 204% compared to the same prior year period.
•	Gross profit for the second quarter of 2026 was $22.9 million, an increase of 1,544% compared to the second quarter of 2025. Gross profit for six months ended June 27, 2026 was $45.3 million, an increase of 1,582% compared to the same prior year period.
•	Net income for the second quarter of 2026 was $1.4 million, compared to net loss of $(6.1) million in the second quarter of 2025. Net income for six months ended June 27, 2026 was $10.0 million, compared to net loss of $(15.6) million in the same prior year period.

“Netlist delivered its second consecutive quarter of significant revenue growth and improved profitability,” said Chief Executive Officer, C.K. Hong. “We continue to drive the development of next generation AI memory technologies and defend our IP portfolio against unauthorized use.”

Net sales for the six months ended June 27, 2026 were $214.7 million, compared to net sales of $70.7 million for the six months ended June 28, 2025. Gross profit for the six months ended June 27, 2026 was $45.3 million, compared to a gross profit of $2.7 million for the six months ended June 28, 2025.

Net income for the six months ended June 27, 2026 was $10.0 million, or $0.03 per share, compared to a net loss for the six months ended June 28, 2025 of $(15.6) million, or $(0.06) per share. These results include stock-based compensation expense of $1.8 million and $2.0 million for the six months ended June 27, 2026 and June 28, 2025, respectively.

Conference Call Information

C.K. Hong, Chief Executive Officer, and Gail Sasaki, Chief Financial Officer, will host an investor conference call today, July 30, 2026 at 12:00 p.m. Eastern Time to review Netlist’s results for the second quarter ended June 27, 2026. The live webcast and archived replay of the call can be accessed for 90 days in the Investors section of Netlist’s website at www.netlist.com.

About Netlist

Netlist is a leading innovator in advanced memory and storage solutions. With a rich portfolio of patented technologies, Netlist's inventions are foundational to the advancement of AI computing. To learn more about Netlist, please visit www.netlist.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this news release include, without limitation, statements about Netlist's positioning to capitalize on next generation memory products, and evaluations, implications of future growth or profitability and judgements regarding Netlist’s products and intellectual property portfolio. Forward-looking statements are statements other than historical facts and often address future events or Netlist's future performance. They reflect management's present expectations regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks, uncertainties and other factors include, among others, risks: Netlist may not be able to collect the substantial amount in damages previously awarded to it in its litigations (appeals in general could cause a lengthy delay in Netlist's ability to collect damages awards, could overturn the verdicts or reduce the damages awards); Netlist will suffer adverse outcomes in its litigation with Samsung, Micron or Google or in its various other active proceedings to defend the validity of its patents; related to Netlist's plans for its intellectual property, including its strategies for monetizing, licensing, expanding, and defending its patent portfolio, which efforts may not be successful; that other patent infringement litigation initiated by Netlist, or by others against Netlist, may not be successful or resolve favorably for Netlist, particularly given the costs and unpredictability of any such litigation; associated with Netlist's product sales, including whether and how long the current market and demand for products sold by Netlist will persist or persist as expected and whether Netlist may successfully develop and launch new products that are attractive to the market; whether Netlist will continue to acquire components or products for resale on favorable terms; associated with the competitive landscape of Netlist's industry, general economic, political and market conditions, factory slowdowns and/or shutdowns, and changes in international trade and tariff policies. All forward-looking statements reflect management's present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These and other risks and uncertainties are described in Netlist's Annual Report on Form 10-K for the fiscal year ended December 27, 2025 filed with the SEC on March 19, 2026, and the other filings it makes with the U.S. Securities and Exchange Commission from time to time, including any subsequently filed quarterly and current reports. In light of these risks, uncertainties and other factors, these forward-looking statements should not be relied on as predictions of future events. These forward-looking statements represent Netlist's assumptions, expectations and beliefs only as of the date they are made, and except as required by law, Netlist undertakes no obligation to revise or update any forward-looking statements for any reason.

Investor Relations Contacts:

Mike Smargiassi

The Plunkett Group

NLST@theplunkettgroup.com

(212) 739-6729

Gail M. Sasaki

Netlist, Inc., Chief Financial Officer

gsasaki@netlist.com

(949) 435-0025

NETLIST, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands) (Unaudited)

	June 27,	December 27,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$30,655	$31,782
Restricted cash	10,000	10,300
Accounts receivable, net	3,149	2,411
Inventories	26,871	3,383
Prepaid expenses and other current assets	734	332
Total current assets	71,409	48,208

Property and equipment, net	222	300
Operating lease right-of-use assets	1,267	541
Other assets	415	428
Total assets	$73,313	$49,477

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$41,369	$20,612
Revolving line of credit	2,627	1,788
Accrued payroll and related liabilities	1,538	852
Deferred revenue	3,023	30,570
Other current liabilities	592	818
Long-term debt due within one year	162	—
Total current liabilities	49,311	54,640
Operating lease liabilities	800	23
Other liabilities	19	17
Total liabilities	50,130	54,680

Commitments and contingencies

Stockholders' deficit:
Preferred stock	—	—
Common stock	335	308
Additional paid-in capital	375,312	357,001
Accumulated deficit	(352,464)	(362,512)
Total stockholders' equity (deficit)	23,183	(5,203)
Total liabilities and stockholders' equity	$73,313	$49,477

NETLIST, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended		Six Months Ended
	June 27,	June 28,	June 27,	June 28,
	2026	2025	2026	2025
Net sales	$109,845	$41,706	$214,737	$70,681
Cost of sales(1)	86,962	40,314	169,465	67,989
Gross profit	22,883	1,392	45,272	2,692
Operating expenses:
Research and development(1)	1,050	833	2,151	1,726
Intellectual property legal fees	16,753	3,480	25,727	10,507
Selling, general and administrative(1)	3,741	3,326	7,490	6,473
Total operating expenses	21,544	7,639	35,368	18,706
Operating income (loss)	1,339	(6,247)	9,904	(16,014)
Other income, net:
Interest income, net	32	133	81	353
Other income, net	32	36	63	96
Total other income, net	64	169	144	449
Income (loss) before provision for income taxes	1,403	(6,078)	10,048	(15,565)
Provision for income taxes	—	—	—	—
Net income (loss)	$1,403	$(6,078)	$10,048	$(15,565)

Earnings (loss) per common share:
Basic	$0.00	$(0.02)	$0.03	$(0.06)
Diluted	$0.00	$(0.02)	$0.03	$(0.06)
Weighted-average common shares outstanding:
Basic	327,594	275,751	318,520	274,065
Diluted	370,752	275,751	356,141	274,065

(1) Amounts include stock-based compensation expense as follows:

Cost of sales	$32	$42	$47	$50
Research and development	106	137	281	345
Selling, general and administrative	671	834	1,437	1,589
Total stock-based compensation	$809	$1,013	$1,765	$1,984